Exhibit 99.2 March 31, 2008 Financial Statements

CREATIVE MANAGEMENT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS	March 31,	December 31,
	2008	2007
CURRENT ASSETS:
Cash	$1,693,474	$1,213,035
Accounts receivable	440,000	-
Prepaid expense	-	17,454
Total Current Assets	2,133,474	1,230,489

Fixed assets	1,159	1,159

TOTAL ASSETS	$2,134,633	$1,231,648

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Clients payable	$493,172	$121,400
Line of credit	818,591	132,763
Accounts payable	139,226	139,226
Salary payable	1,050,000	-
Consulting payable	396,750	-
Total Current Liabilities	2,897,739	393,389

LONG-TERM LIABILITIES:
Convertible notes payable	1,492,000	1,178,000

TOTAL LIABILITIES	4,389,739	1,571,389

SHAREHOLDER'S EQUITY:
Common stock:
100,000,000 shares authorized;par value $0.01 per share;
10,000,0000 shares issued and outstanding	100,000	100,000
Additonal paid-in-capital	20,686	590,686
Accumulated deficit	(2,375,792)	(1,030,427)

TOTAL SHAREHOLDER EQUITY	(2,255,106)	(339,741)

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$2,134,633	$1,231,648

CREATIVE MANAGEMENT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Unaudited)

	March 31,	March 31,
	2008	2007

Net revenues	$399,167	$61,211

Operating expenses	1,734,495	54,231

Income from operations	(1,335,328)	6,980

Other income (expense)
Interest expense	(22,380)	-
Interest income	12,341	-

Net income (loss)	$(1,345,367)	$6,980

CREATIVE MANAGEMENT GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Unaudited)

	March 31,	March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(1,345,367)	$6,980
Adjustments to reconcile net income (loss)
to net cash from operating activities:
Changes in:
Accounts recievable	(440,000)	-
Prepaid expense	17,454	-
Salary payable	1,050,000	-
Consulting payable	396,750	-
Client payable	371,772	-
Accounts payable	-	(457)

Net cash provided by operating activities:	50,609	6,523

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition of Pebble Beach Enterprises, Inc.	(600,000)	-

Net cash used in operating activities:	(600,000)	-

FINANCING ACTIVITIES:
Distributions to members	-	(15,500)
Contributions to capital	30,000	-
Net borrowings on line of credit	685,830
Borrowing on convertible notes	314,000	-

Net cash provided by (used in) financing activities	1,029,830	(15,500)

Net increase (decrease) in cash	480,439	(8,977)

Cash, beginning of period	1,213,035	9,631

Cash, end of period	$1,693,474	$654

Income taxes paid	$-	$-
Interest paid	-	-

CREATIVE MANAGEMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Creative Management Group, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in its 2007 annual report in this Form 8K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2007, as reported in this Form 8K, have been omitted.

On February 20, 2008, Creative Management Group, Inc. formed CMG Acquisitions, Inc., a Delaware company, for the purpose of acquiring companies and expansion strategies.

On February 20, 2008, Creative Management Group, Inc. acquired 92.6% of Pebble Beach Enterprises, Inc. (a publicly traded company).  The purpose of the acquisition was to effect a reverse merger with Pebble Beach Enterprises, Inc. at a later date.

The consolidated financial statements include the accounts of Creative Management Group, Inc. and its 100% owned subsidiary, CMG Acquisitions, Inc. and its majority owned subsidiary, Pebble Beach Enterprises, Inc., after elimination of all significant inter-company accounts and transactions.

NOTE 2 – SALARY PAYABLE AND CONSULTING PAYABLE

Salary Payable

Salary payable consists of 7,000,000 shares of common stock owed but not yet issued to three officers of Creative Management Goup, Inc. valued at $1,050,000.

Consulting Payable

Consulting payable consists of 2,645,000 shares of common stock owed but not yet issued to nine consultants of Creative Management Goup, Inc. valued at $396,750.

CREATIVE MANAGEMENT GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 – NOTES PAYABLE

During the period between January 1, 2008 and May 23, 2008, Creative Management Group, Inc. issued 12 convertible notes with an aggregate amount of $314,000. Interest on these convertible notes is due and payable at 6% per annum. The maturity date for these convertible notes is March 30, 2010.   $41,500 of these notes were issued to related parties.

NOTE 4 – EQUITY

On February 20, 2008, Creative Management Group, Inc. acquired 92.6% of Pebble Beach Enterprises, Inc. (a publicly traded company) for $600,000 cash.  Because the purpose of the acquisition was to recapitalize Creative Management Group, Inc. through an eventual reverse merger with Pebble Beach Enterprises, Inc., the $600,000 has been accounted for as a recapitalization cost and was a reduction to paid in capital.

In the quarter ending March 31, 2008, shareholders contributed $30,000 of cash to Creative Mangement Group, Inc.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent to March 31, 2008, Creative Management Group, Inc. issued shares as follows:

•	7,000,000 shares of common stock to three officers of Creative Management Goup, Inc. valued at $1,050,000 for a previously recorded salary payable.

•	2,645,000 shares of common stock to nine consultants of Creative Management Goup, Inc. valued at $396,750 for a previously recorded consulting payable.

•	2,670,148 shares of common stock for the conversion of $720,940 of previously recorded convertible notes payable.